Exhibit 99.5

U.S. RARE EARTH MINERALS, INC.

UNAUDITED CONSOLIDATED PRO-FORMA FINANCIAL STATEMENTS

 FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND YEAR ENDED DECEMBER 31, 2017

(UNaudited)

Introductory Paragraph:

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and Bioxytran’s historical consolidated financial statements as adjusted to give effect to the September 21, 2018 acquisition of Bioxytran. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 give effect to the acquisition of Bioxytran as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 include the operations of Bioxytran from its inception on October 5, 2017 through December 31, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 gives effect to the acquisition of Bioxytran, Inc. as if it had occurred on June 30, 2018.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

There are a combination of four (4) elements affecting the pro forma statements.

On August 13, 2018 U.S. Rare Earth Minerals, Inc. executed on a reverse stock split;

(a)	all issued and outstanding common and preferred stock were reduced by a fraction of 30:1, reducing outstanding common shares to 3,711,204 and Series A Preferred outstanding shares to 14,680.

For more detail on the Reverse Stock Split, please consult the 8-K filed with SEC on August 13, 2018.

On September 21, 2018, due to a default of a 6% promissory note;

(b)	a merger with Bioxytran, Inc took place,
(c)	the Company’s assets were acquired, and
(d)	all remaining Series A Preferred shares were converted to Common shares.

For more detailed information about the Merger and the Asset Sale, please consult the 8-K filed with SEC on September 24, 2018.

INDEX TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND YEAR ENDED DECEMBER 31, 2017

(UNAUDITED)

Page
Financial Statements (Unaudited)

Pro Forma Condensed Combined Balance Sheets	F-1

Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2018	F-2

Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2017	F-3

Notes to Pro Forma Condensed Combined Financial Statements	F-4

U.S. RARE EARTH MINERALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

JUNE 30, 2018

	Registrant	Bioxytran Acquiree	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
ASSETS
CURRENT ASSETS:
Cash	$1,368	$35	$(1,368)		$35
Accounts receivable	4,800	-	(4,800)		-
Inventory	6,594	-	(6,594)		-
Total current assets	12,762	35	(12,762)		35

Property and Equipment, Net of Accumulated Depreciation	673,445	-	(673,445)		-

Total assets	$686,207	$35	$(686,207)	(1)	$35

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	2,435	$-	$(2,435)		$-
Accounts payable- related party	9,198	2,289	(9,198)		2,289
Accrued interest	28,476	-	(28,476)	(2)	-
10% Series A Senior (non-subordinated) debentures	5,000	-	(5,000)		-
Loan payable	25,000	-	(25,000)		-
Notes Payable	80,000	-	(80,000)		-
Total current liabilities and total liabilities	150,109	2,289	(150,109)	(1)	2,289

STOCKHOLDERS’ EQUITY (DEFICIT):
Class A Preferred stock	441	-	(441)	(2)	-
Common stock	110,436	1,500	(26,832)	(3)	85,104
Additional paid in capital	14,771,741	-	(14,771,741)	(f)	-
Accumulated deficit	(14,346,520)	(3,754)	14,262,916	(g)	(87,358)
Total stockholders’ equity (deficit)	536,098	(2,254)	(536,098)		(2,254)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$686,207	$35	$(686,207)		$35

See the accompanying notes to these unaudited pro forma condensed combined financial statements.

F-1

U.S. RARE EARTH MINERALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

	Registrant	Bioxytran Acquiree	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined

REVENUES	$33,626	$-	$(33,626)		$-
Cost of goods sold	23,364	-	(23,364)		-
Gross Profit	10,262	-	(10,262)		-

OPERATING EXPENSES:
General, selling and administrative expenses	150,595	945	(150,595)		945
Total operating expenses	150,595	945	(150,595)		945

Operating Income (Loss)	(140,333)	(945)	(140,333)		(945)

Other income (expense):
Interest expense	(5,000)	-	5,000		-
Total other expense	(5,000)	(945)	5,000		(945)

Net loss before provision for income taxes	(5,000)	(945)	5,000		(945)

Provission for Income Taxes	-	-	-		-

Net Income (Loss)	$(145,333)	$(945)	$(145,333)	(4)	$(945)

Net Income (Loss) per common share - basic and diluted	$(0.04)	$(0.00)	(0.03)		$(0.00)

Weighted average of common shares outstanding	3,711,204	76,586,937	4,948,607	(5)	85,103,673

See the accompanying notes to these unaudited pro forma condensed combined financial statements

F-2

U.S. RARE EARTH MINERALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	Registrant	Bioxytran Acquiree	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined

REVENUES	$191,077	$-	$(191,077)		$-
Cost of goods sold	103,979	-	(103,979)		-
Gross Profit	87,098	-	(87,098)		-

OPERATING EXPENSES:
General, selling and administrative expenses	397,685	2,809	(397,685)		2,809
Total operating expenses	397,685	2,809	(397,685)		2,809

Operating Income (Loss)	(310,578)	(2,809)	(310,578)		(2,809)

Other income (expense):
Interest expense	(7,800)	-	7,800		-
Total other expense	(7,800)	(2,809)	7,800		(2,809)

Net loss before provision for income taxes	(7,800)	(2,809)	7,800		(2,809)

Provission for Income Taxes	-	-	-		-

Net Income (Loss)	$(318,387)	$(2,809)	$(318,387)	(4)	$(2,809)

Net Income (Loss) per common share - basic and diluted	$(0.09)	$(0.00)	(0.06)		$(0.00)

Weighted average of common shares outstanding	3,513,878	76,586,937	4,948,607	(5)	85,049,422

See the accompanying notes to these unaudited pro forma condensed combined financial statements

F-3

U.S. RARE EARTH MINERALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND YEAR ENDED DECEMBER 31, 2017

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements are based on Registrant’s and Bioxytran’s historical consolidated financial statements as adjusted to give effect to the acquisition of Bioxytran, with the related stock issuance and asset purchase. The unaudited pro forma combined statements of operations for the six months ended June 30, 2018 and year ended December 31, 2017 give effect to the Bioxytran acquisition as if it had occurred on January 1, 2017. The unaudited combined pro forma combined balance sheets as of June 30, 2018 give effect to the Bioxytran acquisition as if it had occurred on June 30, 2018.

NOTE 2 – REVERSE SPLIT OF OUSTANDING SHARES PRIOR TO MERGER

At a Board of Director’s Meeting on July 30, 2018, the Company authorized a reverse split that resulted in a reduction of the number of outstanding and issued shares of both common and preferred stock so that after the split became effective, the shares of both common and preferred stock were reduced to 1 share for each 30 shares currently issued and outstanding. The effect on the Balance Sheet is a transfer of value from stock value at par to Additional Paid-in Capital (APIC). As a result of the one (1) for thirty (30) reverse stock split, the Company will continue to be authorized to issue 300,000,000 shares of Common Stock.

As of August 1, 2018 andprior to the reverse stock split, there were 111,336,350 shares of Common Stock outstanding. As a result of the reverse stock split that was effective on August 13, 2018, there were approximately 3,711,211 shares of Common Stock outstanding.

As of August 1, 2018 and prior to the reverse stock split, there were 440,500 outstanding shares of the Company’s Preferred Stock. After the reverse stock split that was effective on August 13, 2018, the Company’s outstanding shares of preferred stock was 14,683 and the authorized preferred stock of 50,000,000 shares remained unchanged.

(a)	Reverse Stock split

	Common Shares at par	$(106,755)
	Preferred Shares at par	(426)
(a)	Additional Paid in Capital	107,181

NOTE 3 – STOCK CONSIDERATION IN MERGER

On September 21, 2018, the Company completed a series of transactions as set forth in the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated September 17, 2018, by and among the Company, Bioxy Acquisition Corp., a Wyoming corporation wholly-owned by the Company (“Acquisition-Sub”), and BioxyTran, Inc., a Delaware corporation (“BioxyTran”) whereby Acquisition-Sub was merged into BioxyTran with BioxyTran being the surviving company (the “Merger”). As consideration for the Merger, the stockholders of BioxyTran were issued 76,586,937 shares of common stock of the Company and 10,000 shares of Preferred Stock were returned to treasury. The Merger was structured as a tax-free reorganization. An additional 30,000 shares have earlier been released as a settlement of accounts payable- related party.

The Company’s lead product candidate, BXT-25, will be tested as a potent resuscitative agent to treat strokes during the first hour of a stroke and for other brain trauma. The product is based on a new molecule reversing hypoxia, or oxygen deficiency. The molecule is expected to be injected intravenously and bind to oxygen in the lungs. The molecule then carries the oxygen and delivers it to the area in the brain blocked by the clot. During the next 18 months, the Company plans to submit an Investigational New Drug Application (IND) to the Food and Drug Administration (FDA) and, immediately thereafter, begin clinical trials on brain stroke patients. In addition, the Company will be working on additional applications to treat ischemia, an inadequate blood supply to an organ or part of the body, with a focus on the heart. The compound is also expected to be effective in healing wound.

(b)	Merger

	Common Stock	$76,617
(b)	Additional Paid in Capital	(76,617)

F-4

U.S. RARE EARTH MINERALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 4 – MANDATORY CONVERSION OF PREFERRED STOCK

The change of control of ownership resulted in the mandatory conversion of all of the outstanding shares of the Company’s Class A 6% Cumulative Convertible Voting Preferred Stock, par value $.001 per share (“Preferred Stock”), with 5 shares of common stock, par value $.001 per share (the “Common Stock”) of the Company, being issued for each outstanding share of Preferred Stock, including accrued interest.

After completion of the transactions, the Company had approximately 85,103,673 shares of Common Stock issued and outstanding, no shares of Preferred Stock after converting the Preferred Stock to approximately 23,405 shares of Common Stock. An additional 7,095 shares was issued for accumulated interest.

(c)	Conversion of Preferred Stock

	Common Shares	24
	Preferred Shares	(5)
(c)	Additional Paid in Capital	(19)
	Common Shares	7
(c)	Additional Paid in Capital	1,412
	Accrued Interest	(1,419)

NOTE 5 – ASSET PURCHASE AGREEMENT

On September 21, 2018, the Company completed a series of transactions with a secured creditor reaching an accord and satisfaction of a 6% secured promissory note (the “Note”) in the principal amount of $110,000, including all interest due thereon, which had been in default since August 23, 2013 (the “Settlement”). The Note was secured by substantially all of the assets of the Company. As consideration for the satisfaction of the obligation and as a condition to the Settlement, the Company agreed to divest substantially all of its assets and remaining liabilities to an affiliate of the creditor and former majority stockholder of the Company after the completion of the acquisition by the Company of BioxTran, Inc., a Delaware company. The creditor agreed to release all liens upon the completion of the asset sale. In connection with the Settlement, AFCC, LLC, the former majority stockholder of the Company received 4,455,856 shares of common stock, par value $.001 per share (the “Common Stock”), of the Company and the directors and officers received 850,732 shares of Common Stock. Further, 10,000 shares of Preferred Stock were returned to treasury.

(d)	Asset Purchase Agreement

	Total Asset	(686,207)
	Total Liabilities	150,109
	- accrued interest in Pref. Shares	(1,419)
	Preferred Shares	10
(d)	Additional Paid in Capital	299,990
	Issued Common Shares	(4,775)
(e)	Loss on APA	$(242,292)

NOTE 6 – PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

The Company’s prior assets have been separated though an asset Purchase Agreement, see note 5 above, and it will have no further operating revenues from the former assets and will rely solely on external funding until commercialization of its drug candidates.

F-5

U.S. RARE EARTH MINERALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

SIX MONTHS ENDED JUNE 30, 2018 AND YEAR ENDED DECEMBER 31, 2017

Adjustments to the pro forma condensed combined balance sheet

The Company’s Net Operation Losses (NOL’s) are eliminated by the change of control of ownership due to the continuation of Bioxytran subsequent to the Merger. As such, the Company’s prior accumulated losses are eliminated against Additional Paid-in Capital (APIC).

(e)	Elimination of Accumulated Deficit

(f)	Accumulated Deficit; see Balance Sheet	(14,201,187)
(e)	Loss on APA; see (d) above	(242,292)
(a)	APIC Reverse Split; see (a) above	107,181
(c)	APIC Conversion; see (c) above	1,393
(d)	APIC in APA; see (d) above	(299,990)
(b)	APIC Merger; see (b) above	(76,587)
(g)	APIC Pre-Merger, see Balance Sheet	14,771,741
	Remaining Accumulated Loss	$(85,104)

Additional adjustments to the pro forma condensed combined balance sheet

(1)	Reflects the asset purchase agreement all assets and liabilities have been disposed of in satisfaction of a defaulted promissory note, see also Note 5 above
(2)	Reflects the mandatory conversion of all outstanding preferred shares including accrued interest, see also Note 4 above
(3)	Reflects the;
a.	shares issued in consideration of the merger with Bioxytran, see also Note 3 above, and
b.	issuance of common shares in connection with the Asset Purchase Agreement, see Note 5 above.

Adjustments to the pro forma condensed statements of operations

(4)	Reflects the elimination of the Registrant’s historical business through the asset purchase agreement, see note 5 above.
(5)	Reflects the;
a.	30:1 reverse stock split, see also Note 2 above
b.	mandatory conversion of all outstanding preferred shares including accrued interest, see also Note 4 above
c.	shares issued in consideration of the merger with Bioxytran, see also Note 3 above, and
d.	issuance of common shares in connection with the Asset Purchase Agreement, see Note 5 above

F-6